Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Amendment #2 to the Registration Statement on Form F-1 of Dragon Victory International Limited of our report dated December 5, 2016,except for Note 8, as to which the date is __________, 2017, and August 19, 2016, except for Note 8, as to which the date is __________, 2017 with respect to the consolidated financial statements of Dragon Victory International Limited as of September 30, 2016 and for the six months then ended; and as of March 31, 2016 and 2015 and for the year ended March 31, 2016 and for the period from October 4, 2014 (Inception) to March 31, 2015.

For the purpose of the aforesaid Form F-1, we also consent to the reference of our firm as "Experts" under the Experts caption, which, in so far as applicable to our firm means accounting experts.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
______________, 2017	Certified Public Accountants

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 8 to the consolidated financial statements.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
March 10, 2017	Certified Public Accountants